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                                                                    Exhibit 4-5F


         SIXTH AMENDMENT (the "Amendment"), dated as of September 29, 2000, to the Amended and Restated Note and Credit Agreement, dated May 7, 1993, between NEW JERSEY RESOURCES CORPORATION (the "Borrower") and FIRST UNION NATIONAL BANK, successor to First Fidelity Bank, National Association, New Jersey (the "Bank"), as amended (the "Agreement").

                                   WITNESSETH:

         WHEREAS, the Borrower and the Bank are parties to the Agreement; and

         WHEREAS, the Borrower has requested the Bank to modify the Agreement, and the Bank is agreeable to such request;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

         ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that as of September 29, 2000, the outstanding principal balance under the Agreement was $ 20,000,000.00.

         1. DEFINITIONS. Except as otherwise stated, capitalized terms defined in the Agreement and used herein without definition shall have the respective meanings assigned to them in the Agreement.

         2. Amendment to the Agreement.

         (a) Section 1. THE COMMITMENT. is hereby amended by deleting "August 1, 2001" from the last sentence of the first paragraph and substituting the following date therefor: "December 31, 2001.".

         3. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants that:

         (a) The Borrower has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and the Borrower has taken all necessary action to authorize the same.

         (b) The making and delivery of this Amendment and the performance of the Agreement as amended by this Amendment do not violate any provision of law, any regulation, the Borrower's charter or the Borrower's by-laws or result in the breach of or
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         constitute a default under or require any consent under any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound or affected. The Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

         (c) The representations and warranties contained in Section IX of the Agreement are true and correct on and as of the date of this Amendment and after giving effect thereto.

         (d) No Event of Default or event which, with the giving of notice or lapse of time or both, would be an Event of Default has occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect thereto.

         4. Effective DATE. This Amendment shall become effective as of the date hereof when all of the following shall have occurred:

         (a) The Bank shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

         (b) The Bank shall have received a copy of the resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, certified by an appropriate officer of the Borrower.

         (c) The Bank shall have received an opinion of counsel to the Borrower, dated the date hereof, to the effect that this Amendment has been duly authorized, executed and delivered by a duly authorized officer of the Borrower and that the Agreement, as amended by this Amendment, constitutes a valid obligation of the Borrower, legally binding upon it and enforceable (except as may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors= rights generally) in accordance with its terms as so amended.

         5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

         6. Full Force and Effect. The Borrower acknowledges and agrees the Agreement as amended by this Amendment, is in full force and effect without any defense, counterclaim, right or claim of set-off-, that nothing herein shall be construed as a waiver of any of the rights of the Bank; and that this Agreement is a modification of an existing obligation and is not a notation. This Amendment and the Agreement are intended to be consistent.
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         However, in the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall control. All parties hereto shall be entitled to the benefits of the Agreement as amended by this Amendment.

         7. Governing LAW. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

         PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Amendment was executed in the State of New Jersey and delivered to Bank in the State of North Carolina.


NEW JERSEY RESOURCES CORPORATION           FIRST UNION NATIONAL BANK



By: /s/ Glenn C. Lockwood                  By: /s/ MICHAEL J. KOLOSOWSKY

Name: Glenn C. Lockwood                    Name: MICHAEL J. KOLOSOWSKY

Title: Senior Vice President & CFO         Title: VICE PRESIDENT